Exhibit 99.1

FOR IMMEDIATE RELEASE

Hill International Reports 2022 First Quarter Financial Results
Significant Increases in Revenue, CFR, Gross Profit, Operating Profit and Adjusted EBITDA
Backlog Improved to $736.1 Million
Reiterates 2022 Outlook
First Quarter 2022 Overview
•Revenue increased 17.4% to $102.2 million in 2021
•Consulting Fee Revenue (“CFR”) rose 12.5% to $81.4 million from $72.4 million in the prior year period
•New contract awards were $88.0 million, resulting in a book-to-burn ratio of 1.08
•Gross Profit up 16.9% to $31.8 million from $27.2 million in the prior year period
•Operating profit improved to $1.0 million from an operating loss of $(0.2) million in the prior year period; adjusted operating profit improved to $2.4 million from adjusted operating profit of $0.2 million
•Net loss narrowed to $(0.5) million, or $(0.01) per diluted share, from a net loss of $(2.7) million, or $(0.05) per diluted share in the prior year period; adjusted net income (a non-GAAP measure) improved to $0.9 million from an adjusted net loss of $(2.4) million
•Adjusted EBITDA (a non-GAAP measure) increased to $3.2 million from $0.7 million in the same period last year
•Backlog (a non-GAAP measure) at March 31, 2022 rose to $736.1 million from $729.4 million at December 31, 2021 and $681.3 million at March 31, 2021

PHILADELPHIA, PA - May 10, 2022 - Hill International, Inc. (NYSE:HIL) ("Hill" or the "Company"), delivering the infrastructure of change, announced today its financial results for the first quarter ended March 31, 2022 (“Q1 2022”).

“The momentum we experienced in 2021 continued into the first quarter of 2022 and manifested in our first $80+ million CFR quarter since the first quarter of 2018," said Raouf Ghali, Hill's Chief Executive Officer. "We increased gross profit, improved operating income, and reported another strong new bookings quarter. Backlog at quarter's end rose to $736 million and included a 12-month backlog of $264 million. We have also taken steps to reduce our operating expenses going forward."

Mr. Ghali continued, "Project activity remains robust, and we are proud to have been engaged in a number of exciting infrastructure projects during the first quarter, including domestic aviation, transit, and highway work. While we continue to monitor global economic and political developments, we remain confident in the resiliency of Hill's model, our accelerating business development activity, and attractive end-market focus. We look forward to 2022 with great confidence."

"Adjusted EBITDA for the quarter increased to $3.2 million, in line with our expectations as the first quarter is generally our slowest quarter of the year," said Todd Weintraub, Hill's Chief Financial Officer. "This is also true of cash generation; during the 2022 first quarter, cash used in operations was $(3.3) million, which was a significant improvement from cash used in operations of $(16.7) million in the first quarter of 2021. We expect to generate positive cash flow for the remainder of 2022, and remain confident in our ability to achieve annual CFR of $340 million to $350 million and adjusted EBITDA of $22 million to $24 million."

Q1 2022 Financial Results Overview

Revenue increased 17.4% to $102.2 million in Q1 2022 from $87.1 million in the first quarter of 2021 ("Q1 2021") as project activity continues to return to pre-COVID levels. Consulting fee revenue ("CFR") rose 12.5% to $81.4 million in Q1 2022, from $72.4 million in Q1 2021.

Gross profit in Q1 2022 increased 16.9% to $31.8 million, or 31.1% of total revenue, from $27.2 million, or 31.3% of total revenue, in Q1 2021, driven by higher CFR and improved contract profit margins.

Selling, general, and administrative ("SG&A") expenses in Q1 2022 rose 6.7% to $29.5 million from $27.7 million in Q1 2021. SG&A included non-recurring and non-cash (income) expenses of $(0.1) million and $0.4 million in Q1 2022 and 2021, respectively. Excluding these non-recurring and non-cash expenses, SG&A expenses in Q1 2022 were $29.6 million, or 91.3% of gross profit, compared to $27.3 million, or 100% of gross profit in Q1 2021. This decline in SG&A as a percentage of gross profit reflected continuing management of expenses to ensure costs grow more slowly than gross profits, resulting in the creation of operating leverage. To that end, the Company has reduced the run rate of G&A expenses by approximately $4 million annually, the initial impact of which is expected to be realized in the current second quarter ending June 30, 2022.

Operating profit for Q1 2022 improved to $1.0 million from an operating loss of $(0.2) million in Q1 2021. Improved gross profit from higher CFR was offset by an increase in foreign currency exchange losses when compared to Q1 2021 and higher SG&A to support the growth of the business. Adjusted operating income, a non-GAAP measure (see definition and reconciliation in the table below) was $2.4 million in Q1 2022, compared to adjusted operating income of $0.2 million in Q1 2021.

Net loss attributable to Hill in Q1 2022 was $(0.5) million, or $(0.01) per diluted share, compared to net loss attributable to Hill of $(2.7) million, or $(0.05) per diluted share, in Q1 2021. This narrowed net loss was due primarily to increased gross profit in Q1 2022 compared to Q1 2021, partially offset by the negative impact of unrealized foreign exchange losses and higher SG&A in Q1 2022 compared to Q1 2021. Adjusted net income, a non-GAAP measure (see definition and reconciliation in the table below) which excludes the impact of these items, was $0.9 million in Q1 2022, compared to adjusted net loss of $(2.4) million in Q1 2021.

Adjusted EBITDA, a non-GAAP measure (see definition and reconciliation in the table below) was $3.2 million in Q1 2022, compared to adjusted EBITDA of $0.7 million in Q1 2021. Improved gross profit from higher CFR was partially offset by an increase in labor costs as business activity returns to normal levels and the partial resumption of business travel.

Financial Condition and Backlog

Net cash used in operating activities in Q1 2022 was $(3.3) million compared to $(16.7) million in Q1 2021. Free cash flow, a non-GAAP measure (see definition below) for Q1 2022 was $(4.1) million, which represents net cash used in operating activities, less $0.4 million in purchases of property and equipment during the quarter. Free cash flow during Q1 2021 was $(17.5) million, which represents net cash provided by operating activities, less $0.8 million in property and equipment purchased during the quarter.

Unrestricted cash at March 31, 2022 was $23.9 million compared to unrestricted cash of $21.8 million at December 31, 2021. At March 31, 2022, the Company had approximately $3.9 million in available and undrawn credit facilities and total liquidity was $27.9 million.

Backlog (which is a non-GAAP measure; see definition below) was $736.1 million at March 31, 2022 compared to $729.4 million at December 31, 2020, primarily due to new bookings throughout the year, offset by CFR burn.

2022 Financial Guidance

The Company reiterates its full-year 2022 guidance. For the full year, CFR is expected to be $340 million to $350 million with adjusted EBITDA of $22 million to $24 million.

Non-GAAP Measures

The following measures below are not measures of financial performance under U.S. generally accepted accounting principles ("GAAP") and should be considered in addition to and not as a substitute for, or superior to, the related measure of performance prepared in accordance with GAAP.

Backlog

Backlog represents the Company's estimate of the amount of uncompleted projects under contract and awards in-hand that are expected to be recognized as CFR in future periods as a component of total revenue. Hill's backlog is based upon the binding nature of the underlying contract, commitment or letter of intent, and other factors, including the economic, financial and regulatory viability of the project and the likelihood of the contract being extended, renewed or canceled. Although backlog reflects business that the Company considers to be firm, cancellations or scope adjustments may occur. It is an important indicator of future performance and is used by the Company in planning Hill's operational needs. Backlog is not a measure defined in GAAP and the Company's methodology for determining backlog may not be comparable to the methodology used by other companies in determining their backlog.

Adjusted Operating Profit (Loss)

Adjusted operating profit (loss) is operating profit (loss), adjusted to exclude non-recurring items and non-cash items including unrealized foreign currency exchange losses (gains), share-based compensation and the write-off of leasehold improvements previously included in property and equipment on the Company's consolidated balance sheets. The Company believes that adjusted operating profit (loss) is useful to investors and other external users of Hill's financial statements as a measure of a company's core ongoing operations, without regard to generally non-recurring items and non-cash activity.

Adjusted Net Income (Loss) Attributable to Hill

Adjusted net income (loss) attributable to Hill is net income (loss) attributable to Hill, adjusted to exclude non-recurring and non-cash items including unrealized foreign currency exchange losses (gains), share-based compensation and the write-off of leasehold improvements previously included in property and equipment on the Company's consolidated balance sheets. The Company believes that adjusted net income (loss) attributable to Hill is useful to investors and other external users of Hill's financial statements as a measure of a company's operating performance, without regard to generally non-recurring items and non-cash activity.

EBITDA and Adjusted EBITDA

Earnings before interest, taxes, depreciation and amortization ("EBITDA"), in addition to operating profit, net income, and other GAAP measures, is a useful indicator of Hill's financial and operating performance. Investors should recognize that EBITDA might not be comparable to similarly titled measures of other companies. The Company believes that EBITDA is useful to investors and other external users of Hill's financial statements in evaluating its operating performance because EBITDA is widely used by investors to measure a company’s operating performance without regard to items such as interest expense, taxes, and depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired.

Adjusted EBITDA is EBITDA, adjusted to exclude the impact of certain items, including non-recurring, one-time costs (as presented in the table below) and non-cash items such as unrealized foreign currency exchange losses (benefit) and share-based compensation expense. The Company believes that adjusted EBITDA helps its investors and other external users of Hill’s financial statements understanding of a company’s operating performance, without regard to non-recurring and other non-cash activity.

The Company does not provide a reconciliation of its 2022 financial guidance for such non-GAAP measure to GAAP due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation, including adjustments that could be made for non-recurring, one-time costs and other charges reflected in its reconciliation of historic numbers.

Free Cash Flow

Free cash flow, a non-GAAP measure, includes net cash provided by (used in) continuing operations, less purchases of property and equipment. Free cash flow is a useful indicator that provides additional perspective on Hill's ability to generate cash that is available to the Company for taxes and other corporate purposes. Investors should recognize that free cash flow might not be comparable to similarly-titled measures of other companies. This measure should be considered in addition to, and not as a substitute for or superior to, any measure of performance prepared in accordance with GAAP.

Conference Call

Management will host a conference call on Wednesday, May 11, 2022 at 9:00 am ET to discuss the results and business activities. Interested parties may participate in the call by dialing:

• (877) 407-9753 (Domestic) or
• (201) 493-6739 (International)

The call will also be accessible on the “Investor Relations” section of Hill’s website at www.hillintl.com. Click on “Financial Information” and then “Conferences and Calls”.

About Hill International

Hill International, with more than 3,000 professionals and 100 offices worldwide, provides program management, project management, construction management, project management oversight, facilities management, and other consulting services to clients in a variety of market sectors. Engineering News-Record magazine recently ranked Hill as one of the largest construction management firms in the United States. For more information on Hill, please visit our website at www.hillintl.com.

Forward Looking Statements

Certain statements contained herein may be considered "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, and it is our intent that any such statements be protected by the safe harbor created thereby. Except for historical information, the matters set forth herein including, but not limited to, any statements of belief or intent, any statements concerning our plans, strategies, and objectives for future operations are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and assumptions and are subject to certain risks and uncertainties. Although we believe that the expectations, estimates, and assumptions reflected in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Important factors that could cause our actual results to differ materially from estimates or projections contained in our forward-looking statements are set forth in the Risk Factors section and elsewhere in the reports we have filed with the Securities and Exchange Commission, including that unfavorable global economic conditions may adversely impact our business, our backlog may not be fully realized as revenue, infrastructure legislation may not be implemented, and our expenses may be higher than anticipated. We do not intend, and undertake no obligation, to update any forward-looking statement.

Hill International, Inc.	The Equity Group Inc.

Elizabeth J. Zipf, LEED AP BD+C	Devin Sullivan
Senior Vice President Hill International, Inc	Senior Vice President
One Commerce Square	(212) 836-9608
2005 Market Street, 17th Floor	dsullivan@equityny.com
Philadelphia, PA 19103
(215) 309-7707	Lena Cati
elizabethzipf@hillintl.com	Vice President
(212) 836-9611
lcati@equityny.com
### #### ###

HILL INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 31, 2022	December 31, 2021
Assets	(Unaudited)
Cash and cash equivalents	$23,935	$21,821
Cash - restricted	3,455	5,562
Accounts receivable, net	123,300	119,516
Current portion of retainage receivable	5,965	9,743
Accounts receivable - affiliates	20,780	21,741
Prepaid expenses and other current assets	10,735	9,937
Income tax receivable	2,115	2,163
Total current assets	190,285	190,483
Property and equipment, net	8,946	8,895
Cash - restricted, net of current portion	2,992	3,063
Operating lease right-of-use assets	18,140	18,347
Financing lease right-of-use assets	738	801
Retainage receivable	7,596	7,491
Acquired intangibles, net	2,989	3,002
Goodwill	43,366	44,127
Investments	1,535	2,038
Deferred income tax assets	2,099	2,165
Other assets	3,286	2,645
Total assets	$281,972	$283,057
Liabilities and Stockholders’ Equity
Current maturities of notes payable and long-term debt	$9,282	$25,841
Accounts payable and accrued expenses	66,109	63,856
Income taxes payable	3,476	2,610
Current portion of deferred revenue	3,610	4,088
Current portion of operating lease liabilities	4,809	4,777
Current portion of financing lease liabilities	247	246
Other current liabilities	4,833	6,006
Total current liabilities	92,366	107,424
Notes payable and long-term debt, net of current maturities	51,089	29,302
Retainage payable	283	279
Deferred income taxes	952	959
Deferred revenue	5,341	9,541
Non-current operating lease liabilities	18,694	18,565
Non-current financing lease liabilities	510	573
Other liabilities	12,183	13,175
Total liabilities	181,418	179,818
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value; 1,000 shares authorized, none issued	—	—
Common stock, $0.0001 par value; 100,000 shares authorized, 63,634 shares and 63,291 shares issued at March 31, 2022 and December 31, 2021, respectively	6	6
Additional paid-in capital	217,879	217,471
Accumulated deficit	(84,357)	(83,813)
Accumulated other comprehensive (loss) income	(4,451)	(1,813)
Less treasury stock of 6,807 at March 31, 2022 and December 31, 2021	(29,056)	(29,056)
Hill International, Inc. share of equity	100,021	102,795
Noncontrolling interests	533	444
Total equity	100,554	103,239
Total liabilities and stockholders’ equity	$281,972	$283,057

HILL INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2022	2021
Consulting fee revenue	$81,431	$72,409
Reimbursable expenses	20,807	14,677
Total revenue	$102,238	$87,086
Direct expenses	70,402	59,855
Gross profit	31,836	27,231
Selling, general and administrative expenses	29,543	27,686
Foreign currency exchange loss	1,736	287
Plus: Share of profit of equity method affiliates	457	588
Operating profit (loss)	$1,014	$(154)
Less: Interest and related financing fees, net	1,326	1,347
Other income, net	150	2
Loss before income taxes	$(162)	$(1,499)
Income tax expense	438	1,076
Net loss	$(600)	$(2,575)
Less: net (loss) earnings - noncontrolling interests	(56)	116
Net loss attributable to Hill International, Inc.	$(544)	$(2,691)

Basic loss per common share - Hill International, Inc.	$(0.01)	$(0.05)
Basic weighted average common shares outstanding	57,706	56,978

Diluted loss per common share - Hill International, Inc.	$(0.01)	$(0.05)
Diluted weighted average common shares outstanding	57,706	56,978

HILL INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2022	2021
Cash flows from operating activities:
Net loss	(600)	(2,575)
Adjustments to reconcile net loss to net cash provided by (used in):
Depreciation and amortization	589	694
Provision for bad debt	(379)	(231)
Amortization of deferred loan fees	163	220
Deferred tax expense	77	170
Share-based compensation	387	449
Operating lease right-of-use assets	710	1,319
Foreign currency remeasurement losses	239	287
Changes in operating assets and liabilities:
Accounts receivable	(7,232)	(9,835)
Accounts receivable - affiliate	2,596	(2,602)
Prepaid expenses and other current assets	(1,039)	(1,772)
Income taxes receivable	(123)	1,651
Retainage receivable	3,074	203
Other assets	(263)	(2,346)
Accounts payable and accrued expenses	3,560	(3,919)
Income taxes payable	959	46
Deferred revenue	(4,220)	1,195
Operating lease liabilities	(243)	(1,063)
Other current liabilities	(1,115)	1,914
Retainage payable	4	(530)
Finance lease liabilities
Other liabilities	(482)	(1)
Net cash used in operating activities	(3,343)	(16,726)
Cash flows from investing activities:
Purchase of property and equipment	(732)	(812)
Net cash used in investing activities	(732)	(812)
Cash flows from financing activities:
Repayment of term loans	(172)	(257)
Proceeds from revolving loans	14,081	5,405
Repayment of revolving loans	(8,553)	(1,777)
Proceeds from stock issued under employee stock purchase plan	21	11
Net cash provided by financing activities	5,316	3,382
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(1,306)	(541)
Net decrease in cash, cash equivalents and restricted cash	(65)	(14,697)
Cash, cash equivalents and restricted cash — beginning of period	30,447	41,413
Cash, cash equivalents and restricted cash — end of period	$30,382	$26,716

	Three Months Ended March 31,
Supplemental disclosures of cash flow information:	2022	2021
Interest and related financing fees paid	$1,196	$1,140
Income taxes paid	257	133
Cash paid for amounts included in the measurement of lease liabilities	2,087	1,535
Right-of-use assets obtained in exchange for operating lease liabilities	697	7,906
Right-of-use assets obtained in exchange for finance lease liabilities	—	125

HILL INTERNATIONAL, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
(In thousands)

The following table includes a reconciliation of these non-GAAP measures to its most directly comparable GAAP measure:

	Three Months Ended March 31,
	2022	2021

Operating profit (loss)	$1,014	$(154)
Adjustments to operating profit (loss)
Share-based compensation	387	449
Unrealized foreign currency exchange loss (benefit)	1,497	(134)
Non-recurring activity (1)	(478)	—
Adjusted operating profit	$2,420	$161

Net loss	(600)	(2,575)
Less: net (loss) earnings - noncontrolling interests	(56)	116
Net loss attributable to Hill International, Inc.	$(544)	$(2,691)
Adjustments to net loss attributable to Hill International, Inc.
Less: Interest and related financing fees, net	1,326	1,347
Income tax expense	438	1,076
Depreciation and amortization expense	590	694
EBITDA	1,810	426
Adjustments to EBITDA:
Share-based compensation	387	449
Unrealized foreign currency exchange loss (benefit)	1,497	(134)
Non-recurring activity (1)	(478)	—
Adjusted EBITDA	$3,216	$741

Net loss attributable to Hill International, Inc.	$(544)	$(2,691)
Adjustments to net loss attributable to Hill International, Inc.
Share-based compensation	387	449
Unrealized foreign currency exchange loss (benefit)	1,497	(134)
Non-recurring activity (1)	(478)	—
Adjusted net income	$862	$(2,376)

(1) Non-recurring activity includes the partial collection of a fully reserved receivable in Libya, net of other non-recurring activity, during the three months ended March 31, 2022.